UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously reported, on August 23, 2013, an incident occurred with an AS332 L2 Super Puma helicopter operated by another helicopter company, which resulted in a ditching on the North Sea, near Sumburgh in the Shetland Isles, UK. The aircraft was carrying 16 passengers and two crew members at the time of the ditching. Four fatalities and multiple injuries were reported.

The cause of the incident is not yet known and is under investigation by authorities in the UK. To date there is no information to suggest that there is any connection between the current incident with the AS332 L2 aircraft and the prior incidents with the EC225 aircraft in the UK in May 2012 and October 2012. The EC225 incidents resulted in the issuance of a directive from the UK Civil Aviation Authority (CAA) on October 25, 2012 suspending operations of the EC225 aircraft. No reports or directives have been issued by authorities in the UK as a result of the AS332 L2 incident. However, the Helicopter Safety Steering Group (HSSG), an industry group in the UK consisting of helicopter operators, union representatives and oil and gas customers, initially recommended as a precautionary measure on August 23, 2013 that operators temporarily suspend all Super Puma (which includes the AS332 L, AS332 L1, AS332 L2 and EC225 aircraft types) commercial passenger flights to and from offshore oil and gas installations within the UK. Subsequently, the HSSG concluded on August 29, 2013 that there was no evidence to support a continuation of the temporary suspension of the entire Super Puma fleet and recommended a return to active service of all variants of the Super Puma fleet. Separately, the Nigerian Civil Aviation Authority (NCAA) on August 24, 2013 required operators of the AS332 L2 aircraft to suspend operations of the affected aircraft within Nigeria. Subsequently, the NCAA on September 3, 2013 approved the return to service of the affected aircraft in Nigeria.

Bristow Group Inc. (the “Company”) operates a total of twenty AS332 series aircraft worldwide as follows:

•	AS332 L – Nine in Australia, one in Nigeria and seven in the UK;

•	AS332 L1 – One in Australia; and

•	AS332 L2 – Two in Nigeria.

The Company has returned to service its two AS332 L2s in Nigeria that were previously subject to the NCAA’s temporary suspension of operations. Additionally, certain clients in the UK have elected to utilize the Super Pumas consistent with the HSSG’s latest recommendation, and on September 2, 2013 the Company recommenced its first AS332 L commercial passenger flights for those clients in the UK. Finally, the Company continues to operate and offer its AS332 L and L1 aircraft in support of its customers’ critical operations in Australia.

While the AS332 series aircraft were not operating, the Company increased utilization of other in-region aircraft and safely and quickly mobilized other available aircraft to minimize or eliminate the impact on our clients’ critical operations. The Company is returning the EC225 aircraft to service pursuant to new airworthiness directives issued by the European Aviation Safety Agency (EASA) and the canceling of the safety directives which had previously been issued in late 2012 by the CAA and the Norwegian Civil Aviation Authority. Management does not believe that the AS332 L2 incident will impact the timing of the return to service of the EC225 aircraft or otherwise have a material impact on the Company.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This current report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements include statements regarding the EC225 return to service and the impact of the incident on the Company. Our forward-looking statements reflect our views and assumptions on the date of this current report regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include statements discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year-ended March 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: September 3, 2013	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, General Counsel and Corporate Secretary

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